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C L I F F O R D                                             [CHINESE CHARACTERS]
C H A N C E
                                                                  CONFORMED COPY

                                                                     EXHIBIT 4.3

                                DATED 19 MAY 2003

                           G.E.C. (HONG KONG) LIMITED
                                   AS COMPANY

                                  IN FAVOUR OF

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                               AS SECURITY TRUSTEE

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                                G.E.C. DEBENTURE

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                                    CONTENTS
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
CLAUSE                                                                                               PAGE
1.     DEFINITIONS AND INTERPRETATION...............................................................   1

2.     PAYMENT OF SECURED OBLIGATIONS...............................................................   5

3.     FIXED CHARGES, ASSIGNMENTS AND FLOATING CHARGE...............................................   6

4.     CRYSTALLISATION OF FLOATING CHARGE...........................................................   7

5.     PERFECTION OF SECURITY.......................................................................   8

6.     FURTHER ASSURANCE............................................................................  10

7.     NEGATIVE PLEDGE AND DISPOSALS................................................................  11

8.     SHARES.......................................................................................  11

9.     ACCOUNTS.....................................................................................  12

10.    MONETARY CLAIMS..............................................................................  13

11.    REAL PROPERTY................................................................................  13

12.    INVESTMENTS: DELIVERY OF DOCUMENTS OF TITLE..................................................  14

13.    INTRA-GROUP LOAN CONTRACTS...................................................................  14

14.    ENFORCEMENT OF SECURITY......................................................................  14

15.    EXTENSION AND VARIATION OF CONVEYANCING AND PROPERTY ORDINANCE...............................  15

16.    APPOINTMENT OF RECEIVER......................................................................  15

17.    POWERS OF RECEIVER...........................................................................  16

18.    APPLICATION OF MONEYS........................................................................  17

19.    PROTECTION OF PURCHASERS.....................................................................  17

20.    POWER OF ATTORNEY............................................................................  17

21.    EFFECTIVENESS OF SECURITY....................................................................  18

22.    RELEASE OF SECURITY..........................................................................  19

23.    SET-OFF......................................................................................  20

24.    SUBSEQUENT SECURITY INTERESTS................................................................  20

25.    CURRENCY INDEMNITY...........................................................................  20

26.    ASSIGNMENT...................................................................................  20

27.    NOTICES......................................................................................  21

28.    EXPENSES, COSTS AND TAXES....................................................................  21

29.    PAYMENTS FREE OF DEDUCTION...................................................................  21

30.    DISCRETION AND DELEGATION....................................................................  22

31.    PERPETUITY PERIOD............................................................................  22
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
32.    GOVERNING LAW................................................................................  22

33.    JURISDICTION.................................................................................  22

34.    COUNTERPARTS.................................................................................  23

SCHEDULE 1 FORM OF NOTICE OF ASSIGNMENT OF INTRA-GROUP LOAN.........................................  24

SCHEDULE 2           ...............................................................................  27

       Part A Form of Notice of Charge to Landlords.................................................  27

       Part B Form of Notice of Charge Over Account.................................................  29

       Part C Form of Notice of Charge over Monetary Claims.........................................  32

SCHEDULE 3 ADDITIONAL POWERS OF RECEIVER............................................................  35

SCHEDULE 4 DETAILS OF SHARES........................................................................  38

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THIS DEBENTURE is made on 19 MAY 2003

BY

(1) G.E.C. (HONG KONG) LIMITED registered in Hong Kong with company number 11379 (the "COMPANY") in favour of

(2) THE LAW DEBENTURE TRUST CORPORATION P.L.C. as security trustee for the Secured Creditors on the terms and conditions set out in the Security Trust and Intercreditor Deed (the "SECURITY TRUSTEE" which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, the Security Trust and Intercreditor Deed).

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         Terms defined in the Security Trust and Intercreditor Deed shall, unless otherwise defined in this Debenture, have the same meaning when used in this Debenture and in addition:

         "ACCOUNTS" means any credit balance from time to time on any account opened or maintained by the Company with any financial institution and all Related Rights.

         "CHARGED PROPERTY" means all the assets of the Company which from time to time are the subject of the security created or expressed to be created in favour of the Security Trustee by or pursuant to this Debenture.

         "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by or pursuant to this Debenture or by law.

         "ENFORCEMENT EVENT" has the meaning given to such term in the Security Trust and Intercreditor Deed.

         "EXISTING PERFORMANCE BONDS" means surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature issued by a bank, insurance company or other financial institution on behalf of Marconi Corporation or any of its Subsidiaries in existence on the Issue Date and not issued pursuant to an Interim Bonding Facility until such bonds, letters of credit, guarantees or obligations expire, terminate or are cancelled.

         "GROUP" means Marconi Corporation and its Subsidiaries for the time being.

         "INSOLVENCY EVENT OF DEFAULT" means any Insolvency Event which is also an Event of Default.

         "INSURANCE POLICY" means any policy of insurance in which the Company may from time to time have an interest and all Related Rights.

         "INTELLECTUAL PROPERTY" means all industrial and intellectual property rights whether registered or not including pending applications for registration of such rights and the

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         right to apply for registration of such rights including but not limited to Patents (as defined in the Indentures), utility models, design patents, registered designs, design rights, trade and service marks, copyrights (including copyright and equivalent rights in computer software), rights in inventions, technical information, rights in know-how, business names, database rights, processes, models, formulae and experiments and all rights of equivalent or similar effect to any of those which may subsist anywhere in the world and all Related Rights.

         "INTERIM BONDING FACILITY DOCUMENTS" means the Bonding Documents referred to in the Interim Bonding Facility Letter.

         "INTERIM BONDING FACILITY LETTER" means the facility letter dated 10 May 2002, as amended on 24 October 2002, between HSBC Bank plc, Barclays Bank PLC, JPMorgan Chase Bank and Marconi Bonding Limited in an amount up to L 150,000,000 (or the equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments.

         "INTRA-GROUP LOAN CONTRACTS" means any contracts between the Company and any member of the Group pursuant to which the Company makes available intra-Group loans to such member of the Group and all Related Rights.

         "INVESTMENTS" means:

         (a) any stocks, shares, debentures, securities and certificates of deposit (but not including the Shares);

         (b)      all interests in collective investment schemes; and

         (c) all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b),

        in each case whether held directly by or to the order of the Company or by any trustee, nominee, fiduciary or clearance system on its behalf and all Related Rights (including all rights against any such trustee, nominee, fiduciary or clearance system).

         "MARCONI CORPORATION" means Marconi Corporation plc (registered in England and Wales with company number 00067307).

         "MONETARY CLAIMS" means any book and other debts and monetary claims owing to the Company and any proceeds thereof including, without limitation, any claims or sums of money deriving from or in relation to any Intellectual Property, the proceeds of any Insurance Policy, any court order or judgment, any contract or agreement to which the Company is a party and any other assets, property, rights or undertaking of the Company and all Related Rights.

         "NEW BONDING FACILITY AGREEMENT" means the L 50 million committed revolving bonding facility agreement dated 27 March 2003 among Marconi Corporation, Marconi Bonding Limited, HSBC Bank plc as agent and security trustee, the lenders described thereunder and certain other Subsidiaries providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a

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         like nature on behalf of Marconi Corporation and/or any Subsidiary, as such agreement may be amended, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, extensions, supplements or other modifications of the foregoing).

         "NOTICE OF ASSIGNMENT" means a notice of assignment in substantially the form set out in Schedule 1.

         "NOTICE OF CHARGE" means a notice of charge in substantially a form set out in Schedule 2.

         "REAL PROPERTY" means:

         (a)      any real or immovable property;

         (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of such real or immovable property; and

         (c) any present or future real or immovable property in which the Company has an interest,

         and includes all Related Rights.

         "RECEIVER" means a receiver or receiver and manager of the whole or any part of the Charged Property.

         "RELATED RIGHTS" means, in relation to any asset:

         (a) the proceeds of sale or assignment of all or any part of that asset;

         (b) all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

         (c) all rights, benefits, claims, contracts, warranties, remedies, security, indemnities or covenants for title in respect of that asset; and

         (d) any moneys and proceeds paid or payable in respect of that asset including, but not limited to royalties, licence payments, awards of damages and payments made pursuant to settlement agreements in respect of that asset.

         "SECURED OBLIGATIONS" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Company) at any time of the Company under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

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         (d)      any claim as a result of any recovery by the Company of a
                  payment or discharge, or non-allowability, on the grounds of preference,

         and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

         "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed dated on or about the date hereof between, amongst others, the Security Trustee, Marconi Corporation and other obligors, Law Debenture Trust Company of New York as senior note trustee and JPMorgan Chase Bank as junior note trustee.

         "SHARES" means all of the shares in the companies set out in Schedule 4 (Details of Shares) held by, to the order or on behalf of the Company at any time and all Related Rights.

         "SUBSIDIARY" means a subsidiary within the meaning of Section 736 of the Companies Act 1985 of the United Kingdom, as amended by Section 144 of the Companies Act 1989 of the United Kingdom.

         "TANGIBLE MOVEABLE PROPERTY" means any plant, machinery, office equipment, computers, vehicles and other chattels (excluding any for the time being forming part of the Company's stock in trade or work in progress) and all Related Rights.

         "TEMPORARY BONDING FACILITY DOCUMENTS" means the Bonding Documents referred to in the Temporary Bonding Facility Letter.

         "TEMPORARY BONDING FACILITY LETTER" means the facility letter dated 8 February 2002 between HSBC Bank plc, Barclays Bank PLC and Marconi Bonding Limited in an amount up to (pound)50,000,000 (or equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments.

1.2 INTERPRETATION

         In this Debenture:

         1.2.1 the rules of interpretation contained in clause 1.2 (Interpretation) of the Security Trust and Intercreditor Deed shall apply to the construction of this Debenture;

         1.2.2 "continuing" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not

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                  been remedied or waived in writing. For the purposes of this sub-clause 1.2.2, the definition of "Secured Obligation" shall have the same meaning as in the Security Trust and Intercreditor Deed.

         1.2.3 any reference to the "SECURITY TRUSTEE", the "COMPANY" or the "SECURED CREDITORS" shall be construed so as to include its or their (and any subsequent) successors in title and any permitted assignees and transferees in accordance with their respective interests; and

         1.2.4 references in this Debenture to any Clause or Schedule shall be to a clause or schedule contained in this Debenture.

1.3      HONG KONG

         In this Debenture, "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

1.4      SECURITY TRUST AND INTERCREDITOR DEED

         The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.5      CONFLICT

         Notwithstanding any provision to the contrary contained herein, the parties agree that this Debenture is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

2.       PAYMENT OF SECURED OBLIGATIONS

2.1      COVENANT TO PAY

         The Company hereby covenants with the Security Trustee as trustee for the Secured Creditors that it shall on demand of the Security Trustee discharge all the Secured Obligations and the Company shall pay to the Security Trustee when due and payable every sum at any time owing, due or incurred by the Company to the Security Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors in respect of any such liabilities PROVIDED THAT, notwithstanding any provision to the contrary contained herein, neither such covenant nor the security constituted by this Debenture nor any other provisions of this Debenture shall extend to or include or be taken as creating security for nor shall the security constituted by this Debenture extend to secure any liability or sum which would, but for this proviso, cause such covenant, security or provision to be unlawful or prohibited by or otherwise to contravene any applicable law (including, without limitation, Section 47A of the Companies Ordinance (Cap.32)).

2.2      INTEREST ON DEMANDS

         If the Company fails to pay any sum on the due date for payment of that sum the Company shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the rate determined in

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         accordance with the provisions of Clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

3.       FIXED CHARGES, ASSIGNMENTS AND FLOATING CHARGE

3.1      FIXED CHARGES

         The Company as beneficial owner hereby charges in favour of the Security Trustee as trustee for the Secured Creditors as security for the payment and discharge of the Secured Obligations, by way of first fixed charge all of the Company's right, title and interest from time to time in and to each of the following assets:

         3.1.1    the Tangible Moveable Property;

         3.1.2    any goodwill;

         3.1.3    all rights in relation to the uncalled capital of the Company;

         3.1.4 the Shares, all dividends, interest and other monies payable in respect of the Shares and all Related Rights (whether derived by way of redemption, bonus, preference, option, substitution, conversion or otherwise); and

         3.1.5 all Monetary Claims deriving from or in relation to any Intellectual Property,

         provided that, where any contract, instrument or agreement in respect of any such asset or, where appropriate, any consent obtained thereunder contains an effective prohibition against or restriction on the granting of a first fixed charge over such asset, the first fixed charge hereby created shall take effect only to the greatest extent thereby permitted. The Company undertakes to use commercially reasonable efforts to ensure that any asset of any of the categories described in sub clauses 3.1.1 to 3.1.5 which is or is to be the subject of any contract, instrument or agreement which comes into being on or after the date of this Debenture shall be capable of being the subject of a first fixed charge in favour of the Security Trustee.

3.2      ASSIGNMENTS

         The Company as beneficial owner hereby assigns to the Security Trustee as trustee for the Secured Creditors as security for the payment and discharge of the Secured Obligations all the Company's right, title and interest from time to time in and to each of the Intra-Group Loan Contracts (having already obtained any necessary consent to such assignment from any third party).

3.3      FLOATING CHARGE

         The Company as beneficial owner hereby charges in favour of the Security Trustee as trustee for the Secured Creditors as security for the payment and discharge of the Secured Obligations by way of first floating charge the whole of the Company's undertaking and assets (including, but not limited to the Real Property, the Accounts, the Insurance Policies, the Intellectual Property, the Monetary Claims and the Investments), present and future, other than any assets validly and effectively charged or assigned (whether at law or in equity) by way of fixed security under the laws of Hong Kong, or of the jurisdiction in which that asset is situated, in favour of the Security Trustee as security for the Secured Obligations, provided that, where any contract, instrument or

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         agreement in respect of any such undertaking or asset or, where appropriate, any consent obtained thereunder contains an effective prohibition against or restriction on the granting of a first floating charge over such undertaking or asset, the first floating charge hereby created shall take effect only to the greatest extent thereby permitted. The Company undertakes to use commercially reasonable efforts to ensure that any of the Company's undertaking and assets described in this Clause 3.3 which is or is to be the subject of any contract, instrument or agreement which comes into being on or after the date of this Debenture shall be capable of being the subject of a first floating charge in favour of the Security Trustee.

3.4      CASH COLLATERAL

         The security created by Clause 3.3 (Floating Charge) over the Accounts shall take effect subject to, and shall not restrict the ability of the Company to create, any (a) security or (b) other arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off, made subject to a combination of accounts or otherwise subject to time deposit arrangements or other flawed asset rights (whether or not such security is or is to be created on, before or after the date of this Debenture) which secures obligations under and/or in respect of:

         3.4.1    the Interim Bonding Facility Documents;

         3.4.2    the Temporary Bonding Facility Documents;

         3.4.3    the New Bonding Facility Agreement;

         3.4.4    the Existing Performance Bonds; and

         3.4.5    any other bonding facility expressly permitted pursuant to
                  Section 4.07 (Limitations on Indebtedness and Preferred Stock) of the Senior Note Indenture and Section 4.06 (Limitations on Indebtedness and Preferred Stock) of the Junior Note Indenture,

         in each case as a result of the provision of cash collateral as permitted pursuant to the terms of the Indentures or any of them, the Escrow Agreement or the Security Trust and Intercreditor Deed.

4.       CRYSTALLISATION OF FLOATING CHARGE

4.1      CRYSTALLISATION:  BY NOTICE

         By notice in writing to Marconi Corporation and the Company, the Security Trustee may and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed, convert the floating charge created by Clause 3.3 (Floating Charge) with immediate effect into a fixed charge as regards any property or assets specified in the notice if:

         4.1.1    an Event of Default has occurred and is continuing; or

         4.1.2 any person attempts to levy any distress, execution, diligence or other similar process against or to appoint a Receiver over any of the Charged Property; or

         4.1.3 the Security Trustee considers that any of the Charged Property may be in jeopardy or in danger of being seized or sold pursuant to any form of legal

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                  process, other than a voluntary sale of Charged Property
                  entered into by the Company and permitted by the Indentures PROVIDED THAT the Security Trustee shall not be under any duty to monitor the Charged Property.

4.2      CRYSTALLISATION:  AUTOMATIC

         Notwithstanding Clause 4.1 (Crystallisation: By Notice) and without prejudice to any law which may have a similar effect, the floating charge will automatically be converted (without notice) with immediate effect into a fixed charge as regards all the assets subject to the floating charge if:

         4.2.1 any person levies any distress, execution, diligence or other similar process against, or appoints a Receiver over, any of the Charged Property; or

         4.2.2 a resolution is passed or an order is made for the winding-up, dissolution or re-organisation of the Company other than in connection with a solvent reconstruction of the Company permitted under the Indentures.

4.3      DE-CRYSTALLISATION:

         4.3.1 Where an asset has become subject to a fixed charge under Clause 4.1 (Crystallisation: By Notice) or Clause 4.2 (Crystallisation: Automatic) the Security Trustee shall, if so requested by the Company and if instructed to do so in accordance with the Security Trust and Intercreditor Deed, release the asset from that fixed charge by notice in writing to Marconi Corporation and the Company.

         4.3.2 When an asset is released from the fixed charge under sub-clause 4.3.1 above, the asset will again be subject to:

                  (a)      the floating charge under Clause 3.3 (Floating
                           Charge); and

                  (b)      the further operation of Clause 4.1 (Crystallisation:
                           By Notice) or Clause 4.2 (Crystallisation:
                           Automatic).

5.       PERFECTION OF SECURITY

5.1      NOTICES OF ASSIGNMENT

         Pursuant to Clause 20 (Power of Attorney), the Security Trustee may, upon the occurrence of an Insolvency Event of Default and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons Notices of Assignment duly executed by the Security Trustee on behalf of the Company in respect of the Intra-Group Loan Contracts.

5.2      NOTICES OF CHARGE

         5.2.1 If so required by the Security Trustee from time to time, within 10 Business Days after the Company enters into any lease falling within the ambit of the security created pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge), the Company will join the Security Trustee in giving a Notice of Charge to all such landlords and other persons which are parties under such lease of the security constituted under this Debenture in respect of such lease

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                  and will use all commercially reasonable endeavours to procure from each of such landlords and persons an acknowledgement in the form attached thereto.

         5.2.2 The Company shall within 10 Business Days after the date of this Debenture, provide the Security Trustee with details of all Accounts and Monetary Claims falling within the ambit of the security created pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge) deriving from or relating to any Intellectual Property and in relation to all other Accounts and Monetary Claims falling within the ambit of the security created pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge), immediately upon the occurrence of an Insolvency Event of Default or upon request by the Security Trustee if instructed pursuant to the Security Trust and Intercreditor Deed upon or after the occurrence of any Event of Default which is continuing, to enable the Security Trustee to deliver a Notice of Charge in accordance with sub-clause 5.2.3 and/or sub-clause 5.2.4 below.

         5.2.3 Pursuant to Clause 20 (Power of Attorney), the Security Trustee may, upon the occurrence of an Insolvency Event of Default and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons, Notices of Charge duly executed by the Security Trustee on behalf of the Company in respect of any Monetary Claims falling within the ambit of the security created pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge).

         5.2.4 Pursuant to Clause 20 (Power of Attorney), the Security Trustee may, upon the occurrence of an Insolvency Event of Default and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons Notices of Charge duly executed by the Security Trustee on behalf of the Company in respect of any Accounts falling within the ambit of the security created pursuant to Clause 3 (Fixed Charges, Assignments and Floating Charge).

5.3      REAL PROPERTY:  DELIVERY OF DOCUMENTS OF TITLE

         The Company shall, upon the acquisition by it of any interest in any Real Property to the extent requested by the Security Trustee, deliver (or procure delivery) to or to the order of the Security Trustee of, and the Security Trustee shall be entitled to hold and retain, all deeds, certificates and other documents of title relating to such property.

5.4      FURTHER ADVANCES

         Subject to the terms of the Relevant Documents certain Secured Creditors are under an obligation to make further advances to the Company and that obligation will be deemed to be incorporated into this Debenture as if set out in this Debenture.

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5.5      DELIVERY OF SHARE CERTIFICATES

         The Company shall:

         5.5.1 within 10 Business Days of the date of this Debenture, deposit (or procure the deposit of) with or to the order of the Security Trustee or with such Delegate as the Security Trustee may appoint for this purpose all certificates or other documents of title to the Shares, and stock transfer forms or other instruments of transfer in respect thereof (executed in blank by or on behalf of the Company or its nominee(s)) except that the Company shall only be required to use commercially reasonable efforts to procure the deposit of the instrument of transfer in respect of the one share in Ilminster Enterprises Limited which, as at the date of this Debenture, is registered under the name of Peter Dawes; and

         5.5.2 promptly upon the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from the Shares, notify the Security Trustee of that occurrence and procure the delivery to the Security Trustee or to the order of the Security Trustee of (a) all certificates or other documents of title representing such items and (b) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Company) in respect thereof.

6.       FURTHER ASSURANCE

6.1      FURTHER ASSURANCE: GENERAL

         The Company shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

         6.1.1 to perfect the Security created or intended to be created in respect of the Charged Property (which may include the execution by the Company of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Charged Property) or for the exercise of the Collateral Rights;

         6.1.2 to confer on the Security Trustee Security over any property and assets of the Company located in any jurisdiction outside Hong Kong equivalent or similar to the Security intended to be conferred by or pursuant to this Debenture;

         6.1.3 to confer on the Security Trustee Security and to create, perfect, protect or maintain Security (which in so far as it relates to Real Property (other than fittings, plant and machinery) in Hong Kong shall be a legal charge) over all its right, title and interest from time to time in any Real Property including using commercially reasonable efforts to ensure that any such Real Property which is or is to be subject to of any contract, instrument or agreement which comes into being on or after the date of this Debenture shall be capable of being the subject of such security in favour of the Security Trustee; and/or

         6.1.4    to facilitate the realisation of the Charged Property.

6.2      NECESSARY ACTION

         If so requested by the Security Trustee the Company shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee by or pursuant to this Debenture.

7.       NEGATIVE PLEDGE AND DISPOSALS

7.1      NEGATIVE PLEDGE

         The Company undertakes that it shall not, at any time during the subsistence of this Debenture, create or permit to subsist any Security over all or any part of the Charged Property except as not expressly prohibited under the terms of the Indentures.

7.2      NO DISPOSAL OF INTERESTS

         The Company undertakes that it shall not (and shall not agree to) at any time during the subsistence of this Debenture, except as not expressly prohibited under the terms of the Indentures:

         7.2.1 execute any conveyance, disposition, transfer, lease, assignment or assignation of, or other right to use or occupy, all or any part of the Charged Property;

         7.2.2 create any legal or equitable estate or heritable interest or other interest in, or over, or otherwise relating to, all or any part of the Charged Property; or

         7.2.3 (a) grant or vary, or accept any surrender, or cancellation or renunciation or disposal of, any lease, tenancy, licence, consent or other right to use or occupy in relation to any of the Charged Property or (b) allow any person any right to use or occupy or to become entitled to assert any proprietary interest in, or right over, the Charged Property, which may, in each case, adversely affect the ability of the Security Trustee to exercise any of the Collateral Rights.

8.       SHARES

8.1      SHARES:  BEFORE ENFORCEMENT EVENT

         Prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, the Company shall:

         8.1.1 be entitled to retain all dividends, interest and other monies arising from the Shares; and

         8.1.2 exercise all voting rights in relation to the Shares PROVIDED THAT the Company shall not exercise such voting rights in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

8.2      SHARES:  AFTER ENFORCEMENT EVENT

         The Security Trustee may, upon the occurrence of an Enforcement Event and at any time thereafter whilst such Enforcement Event is continuing (in the name of the Company or otherwise and without any further consent or authority from the Company):

         8.2.1 exercise (or refrain from exercising) any voting rights in respect of any of the Shares;

         8.2.2 apply all dividends, interest and other monies arising from any of the Shares in accordance with Clause 18 (Application of Moneys);

         8.2.3 transfer any of the Shares into the name of such nominee(s) of the Security Trustee as it shall require; and

         8.2.4 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of any of the Shares, including the right, in relation to any company whose shares or other securities are included in the Charged Property, to concur or participate in:

                  (a) the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

                  (b) the release, modification or variation of any rights or liabilities attaching to such shares or securities, and

                  (c) the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

                  in each case in such manner and on such terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Charged Property.

9.       ACCOUNTS

9.1      ACCOUNTS:  OPERATION BEFORE ENFORCEMENT EVENT

         The Company shall, prior to the delivery of a Notice of Charge pursuant to Clause 5.2 (Notices of Charge) or the occurrence of an Enforcement Event and at any time thereafter when no Enforcement Event is continuing (provided that at such time no Notice of Charge has been delivered pursuant to Clause 5.2 (Notices of Charge), be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account.

9.2      ACCOUNTS:  OPERATION AFTER ENFORCEMENT EVENT

         After the delivery of a Notice of Charge pursuant to Clause 5.2 (Notices of Charge) or the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, the Company shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account except with the prior consent of the Security Trustee.

9.3      ACCOUNTS:  APPLICATION OF MONIES

         The Security Trustee shall, upon the occurrence of an Enforcement Event and at any time thereafter whilst such Enforcement Event is continuing, be entitled without notice to apply, transfer or set-off any or all of the credit balances from time to time on any Account in or towards the payment or other satisfaction of all or part of the Secured Obligations in accordance with Clause 18 (Application of Moneys).

10.      MONETARY CLAIMS

10.1     DEALING WITH MONETARY CLAIMS

         The Company shall not at any time during the subsistence of the Debenture, without the prior written consent of the Security Trustee or except as not expressly prohibited under the terms of the Indentures:

         10.1.1 deal with the Monetary Claims referred to in sub-clause 3.1.5 of Clause 3.1 (Fixed Charges) except by getting in and realising them in a prudent manner (on behalf of the Security Trustee) and paying the proceeds of those Monetary Claims referred to in sub-clause 3.1.5 of Clause 3.1 (Fixed Charges) into the Accounts or as the Security Trustee may require (and such proceeds shall be held upon trust by the Company for the Security Trustee on behalf of the Secured Creditors prior to such payment in);

         10.1.2 factor or discount any of the Monetary Claims referred to in sub-clause 3.1.5 of Clause 3.1 (Fixed Charges) or enter into any agreement for such factoring or discounting; or

         10.1.3   (other than as provided in Clause 10.2 (Release of Monetary
                  Claims: Before Enforcement Event) be entitled to withdraw or otherwise transfer the proceeds of the realisation of any Monetary Claims standing to the credit of any Account.

10.2     RELEASE OF MONETARY CLAIMS:  BEFORE ENFORCEMENT EVENT

         Prior to the delivery of a Notice of Charge pursuant to Clause 5.2 (Notices of Charge) or the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing (provided that at such time no Notice of Charge has been delivered pursuant to Clause 5.2 (Notices of Charge)), the proceeds of the realisation of any Monetary Claims deriving from or in relation to any Intellectual Property shall (subject to any restriction on the application of such proceeds contained in this Debenture, the Indentures or in the Security Trust and Intercreditor Deed), upon such proceeds being credited to an Account, be released from the fixed charge created pursuant to Clause
         3.1 (Fixed Charges) and the Company shall be entitled to withdraw such proceeds from such Account provided that such proceeds shall continue to be subject to the floating charge created pursuant to Clause 3.3 (Floating Charge) and the terms of this Debenture.

11.      REAL PROPERTY

11.1     PROPERTY: NOTIFICATION

         The Company shall promptly notify the Security Trustee of any contract, conveyance, transfer or other disposition for the acquisition by the Company (or its nominee(s)) of any Real Property and shall promptly enter into a further document or deed in respect of such Real Property if so required by the Security Trustee.

11.2     ENTITLEMENT TO REMEDY

         If the Company fails to comply with any of the undertakings contained in this Clause 11, the Security Trustee shall be entitled (with such agents, contractors and others as it sees fit) to do such things as may in the opinion of the Security Trustee be required to remedy such failure and all moneys spent by the Security Trustee in doing so shall be reimbursed by the Company on demand with interest from the date of payment by the Security Trustee until reimbursed in accordance with Clause 2.2 (Interest on Demands).

12.      INVESTMENTS: DELIVERY OF DOCUMENTS OF TITLE

         After the occurrence of an Enforcement Event, the Company shall promptly deliver (or procure delivery) to the Security Trustee, and the Security Trustee shall be entitled to retain, all of the Investments and any certificates and other documents of title representing the Investments to which the Company (or its nominee(s)) is or becomes entitled together with any other document which the Security Trustee may request (in such form and executed as the Security Trustee may require) with a view to perfecting or improving its security over the Investments or to registering any Investment in its name or the name of any nominee(s).

13.      INTRA-GROUP LOAN CONTRACTS

         Prior to the delivery of a Notice of Assignment pursuant to Clause 5.1 (Notices of Assignment) or the occurrence of an Enforcement Event, the Company shall be entitled to deal with the Intra-Group Loan Contracts except as expressly prohibited under the Indentures or the Security Trust and Intercreditor Deed.

14.      ENFORCEMENT OF SECURITY

14.1     ENFORCEMENT

         At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on the instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to Marconi Corporation and the Company thereof, the security created by or pursuant to this Debenture is immediately enforceable and the Security Trustee may, in its absolute discretion:

         14.1.1 enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Property; and

         14.1.2 whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Conveyancing and Property Ordinance (Cap.219) (as varied or extended by this Debenture) insofar as applicable on mortgagees and by this Debenture on any Receiver or otherwise conferred by law on mortgagees or Receivers.

14.2     NO LIABILITY AS MORTGAGEE IN POSSESSION

         Neither the Security Trustee nor any Receiver shall be liable to account as a mortgagee or heritable creditor in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Property to which a mortgagee in possession or heritable creditor might otherwise be liable.

15.      EXTENSION AND VARIATION OF CONVEYANCING AND PROPERTY ORDINANCE

15.1     EXTENSION OF POWERS

         Insofar as applicable the power of sale or other disposal conferred on the Security Trustee and on any Receiver by this Debenture shall operate as a variation and extension of the statutory power of sale under Sections 51 and 53 of the Conveyancing and Property Ordinance (Cap.219) and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Debenture.

15.2     RESTRICTIONS

         The restrictions contained in paragraph 11 of the Fourth Schedule to the Conveyancing and Property Ordinance (Cap.219) shall not apply to this Debenture or to the exercise by the Security Trustee of its right to consolidate all or any of the security created by or pursuant to this Debenture with any other security in existence at any time or to its power of sale, which powers may be exercised by the Security Trustee without notice to the Company on or at any time after the occurrence of an Enforcement Event.

15.3     POWER OF LEASING

         The statutory powers of leasing, surrendering leases and accepting surrenders of leases conferred by the Fourth Schedule to the Conveyancing and Property Ordinance (Cap.219) may be exercised by the Security Trustee at any time on or after the occurrence of an Enforcement Event and, without prejudice to the foregoing, the Security Trustee and any Receiver may, whether or not the Security Trustee and such Receiver shall then be in possession of the relevant property, make any lease or agreement for lease, accept surrenders of leases and grant options on such terms (including without limitation as to premium and length of term) as it or he shall think fit, without the need to comply with any requirement or restriction imposed by the Fourth Schedule to the Conveyancing and Property Ordinance (Cap.219).

16.      APPOINTMENT OF RECEIVER

16.1     APPOINTMENT AND REMOVAL

         After the occurrence of an Enforcement Event or if requested to do so by the Company, the Security Trustee may by deed or otherwise (acting through an authorised officer of the Security Trustee), without prior notice to the Company:

         16.1.1 appoint one or more persons to be a Receiver of the whole or any part of the Charged Property;

         16.1.2 remove (so far as it is lawfully able) any Receiver so appointed; and

         16.1.3 appoint another person(s) as an additional or replacement Receiver(s).

16.2     CAPACITY OF RECEIVERS

         Each person appointed to be a Receiver pursuant to Clause 16.1 (Appointment and Removal) shall be:

         16.2.1 entitled to act individually or together with any other person appointed or substituted as Receiver;

         16.2.2 for all purposes shall be deemed to be the agent of the Company, who shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Trustee; and

         16.2.3 entitled to remuneration for his services at a rate to be fixed by the Security Trustee from time to time.

16.3     STATUTORY POWERS OF APPOINTMENT

         The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Security Trustee under the Conveyancing and Property Ordinance (Cap.219) (as extended by this Debenture) or otherwise and such powers shall remain exercisable from time to time by the Security Trustee in respect of any part of the Charged Property.

17.      POWERS OF RECEIVER

17.1     POWERS OF RECEIVER

         Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Company) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Company which, when got in, would be Charged Property) in respect of which he was appointed, and as varied and extended by the provisions of this Debenture (in the name of or on behalf of the Company or in his own name and, in each case, at the cost of the Company):

         17.1.1 insofar as applicable all the powers conferred by the Conveyancing and Property Ordinance (Cap.219) on mortgagors and on mortgagees in possession and on receivers appointed under that Ordinance;

         17.1.2 all the powers and rights of an absolute owner and power to do or omit to do anything which the Company itself could do or omit to do; and

         17.1.3 the power to do all things (including bringing or defending proceedings in the name or on behalf of the Company) which seem to the Receiver to be incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in him or (b) the exercise of the Collateral Rights (including realisation of all or any part of the Charged Property) or (c) bringing to his hands any assets of the Company forming part of, or which when got in would be, Charged Property.

17.2     ADDITIONAL POWERS OF RECEIVER

         In addition to and without prejudice to the generality of the foregoing, every Receiver shall (subject to any limitations or restrictions expressed in the instrument appointing him but notwithstanding any winding-up or dissolution of the Company) have the powers set out in Schedule 3 (Additional Powers of Receiver) in relation to the Charged Property (and any assets of the Company which, when got in, would be part of the Charged Property), in respect of which he was appointed (and every reference in Schedule 3 (Additional Powers of Receiver) to the "Charged Property" shall be read as a reference to that part of the Charged Property in respect of which such Receiver was appointed).

17.3     MANNER OF EXERCISING POWERS

         In making any sale or other disposal of all or any part of the Charged Property or any acquisition in the exercise of their respective powers (including without limitation a disposal by a Receiver to any subsidiary of the Company or other body corporate) any Receiver or the Security Trustee may accept or dispose of as, and by way of consideration for, such sale or other disposal or acquisition, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may, if thought expedient by such Receiver or the Security Trustee, be nil or may be payable or receivable in a lump sum or by instalments. Any contract for any such sale, disposal or acquisition by such Receiver or the Security Trustee may contain conditions excluding or restricting the personal liability of such Receiver or the Security Trustee.

18.      APPLICATION OF MONEYS

         All moneys received or recovered by the Security Trustee or any Receiver pursuant to this Debenture or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Conveyancing and Property Ordinance (Cap.219)) be applied first in the payment of the costs, charges and expenses incurred and payments made by the Receiver, the payment of his remuneration and the discharge of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers, and thereafter shall be applied by the Security Trustee (notwithstanding any purported appropriation by the Company) in accordance with the Security Trust and Intercreditor Deed.

19.      PROTECTION OF PURCHASERS

19.1     CONSIDERATION

         The receipt of the Security Trustee or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Property or making any acquisition, the Security Trustee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

19.2     PROTECTION OF PURCHASERS

         No purchaser or other person dealing with the Security Trustee or any Receiver shall be bound to inquire whether the right of the Security Trustee or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Trustee or such Receiver in such dealings.

20.      POWER OF ATTORNEY

20.1     APPOINTMENT AND POWERS

         The Company by way of security irrevocably (within the meaning of Section 4 of the Powers of Attorney Ordinance (Cap.31)) appoints the Security Trustee, each Delegate and any Receiver severally to be its attorney (the "Attorney") and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the Attorney may consider to be required or desirable for:

         20.1.1 carrying out any obligation imposed on the Company by this Debenture (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Charged Property); and

         20.1.2 enabling the Security Trustee, each Delegate and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Debenture or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Charged Property).

20.2     RATIFICATION

         The Company shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of his powers.

20.3     INDEMNITY

         The Company shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Debenture unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

21.      EFFECTIVENESS OF SECURITY

21.1     CONTINUING SECURITY

         The security created by or pursuant to this Debenture shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Security Trustee.

21.2     CUMULATIVE RIGHTS

         The security created by or pursuant to this Debenture and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Trustee or any Secured Creditor may at any time hold for the Secured Obligations or any other obligations or any rights, powers and remedies provided by law. No prior security held by the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors over the whole or any part of the Charged Property shall merge into the security constituted by this Debenture.

21.3     NO PREJUDICE

         The security created by or pursuant to this Debenture and the Collateral Rights shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Company or any other person, or the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors or by any variation of the terms of the trust upon which the Security Trustee holds the security or by any other thing which might otherwise prejudice that security or any Collateral Right.

21.4     REMEDIES AND WAIVERS

         No failure on the part of the Security Trustee to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of any Collateral Right preclude any further or other exercise of that or any other Collateral Right.

21.5     NO LIABILITY

         None of the Security Trustee, each Delegate, any Attorney or any Receiver shall be liable by reason of (a) taking any action permitted by this Debenture or (b) any neglect or default in connection with the Charged Property or (c) taking possession of or realising all or any part of the Charged Property, except in the case of negligence or wilful misconduct upon its part.

21.6     PARTIAL INVALIDITY

         If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Debenture nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Debenture is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

21.7     COMPANY'S OBLIGATIONS

         The obligations of the Company and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

         21.7.1 any winding-up, dissolution, administration or re-organisation of or other change in any Obligor or any other person;

         21.7.2 any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

         21.7.3 any time or other indulgence being granted to any Obligor or any other person;

         21.7.4 any amendment, variation, waiver or release of any of the Secured Obligations;

         21.7.5 any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral;

         21.7.6 any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Company hereunder.

22.      RELEASE OF SECURITY

         The Security Trustee shall, at the cost of the Company, release and cancel the security constituted by this Debenture and procure the reassignment to the Company of the property and assets assigned to the Security Trustee pursuant to this Debenture in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees.

23.      SET-OFF

         The Company authorises the Security Trustee (but the Security Trustee shall not be obliged to exercise such right), after the occurrence of an Enforcement Event which is continuing, to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Security Trustee to the Company.

24.      SUBSEQUENT SECURITY INTERESTS

         If the Security Trustee (acting in its capacity as trustee or otherwise) or any of the other Secured Creditors at any time receives or is deemed to have received notice of any subsequent Security affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Debenture or the Indentures, all payments thereafter by or on behalf of the Company to (or on behalf of) the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received such notice.

25.      CURRENCY INDEMNITY

         If any sum (a "SUM") owing by the Company under this Debenture or any order or judgment given or made in relation to this Debenture has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         25.1.1   making or filing a claim or proof against the Company;

         25.1.2   obtaining an order or judgment in any court or other tribunal;

         25.1.3 enforcing any order or judgment given or made in relation to this Debenture; or

         25.1.4 applying the Sum in satisfaction of any of the Secured Obligations,

         the Company shall indemnify the Security Trustee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Security Trustee at the time of such receipt of such Sum.

26.      ASSIGNMENT

         The Security Trustee may assign and transfer all or any of its rights and obligations under this Debenture in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Company and this Debenture as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

27.      NOTICES

         Each communication to be made under this Debenture shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

28.      EXPENSES, COSTS AND TAXES

28.1     EXPENSES

         The Company shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable value-added tax incurred by the Security Trustee and any Delegate (PROVIDED THAT in relation to sub-clause 28.1.1 of this Clause 28.1, such costs and expenses must be properly incurred) in connection with:

         28.1.1 the execution, release and discharge of this Debenture and the Security created or intended to be created in respect of the Charged Property and the perfection of the Security contemplated in this Debenture or in any such documents or forming part of the Security created or intended to be created in respect of the Charged Property;

         28.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Debenture;

         28.1.3   the foreclosure of any Charged Property; and

         28.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Charged Property,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 2.2 (Interest on Demands).

28.2     STAMP TAXES

         The Company shall pay promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Debenture, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Charged Property and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Company or any delay by the Company in paying any such Taxes or fees.

29.      PAYMENTS FREE OF DEDUCTION

         All payments to be made to the Security Trustee, any Delegate and/or any Receiver under this Debenture shall be made free and clear of and without set-off or deduction for or on account of tax unless the Company is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

30.      DISCRETION AND DELEGATION

30.1     DISCRETION

         Any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee or any Receiver may, subject to the terms and conditions of this Debenture and the Security Trust and Intercreditor Deed, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

30.2     DELEGATION

         Each of the Security Trustee and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Debenture (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Trustee or the Receiver itself or any subsequent delegation or revocation thereof.

31.      PERPETUITY PERIOD

         The perpetuity period under the rule against perpetuities, if applicable to this Debenture, shall be the period of eighty years from the date of the Security Trust and Intercreditor Deed.

32.      GOVERNING LAW

         This Debenture and all matters arising from or connected with it are governed by the laws of Hong Kong.

33.      JURISDICTION

33.1     HONG KONG COURTS

         The courts of Hong Kong have exclusive jurisdiction to settle any disputes (a "DISPUTE") arising out of, or connected with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture or the consequences of its nullity).

33.2     CONVENIENT FORUM

         The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

33.3     EXCLUSIVE JURISDICTION

         This Clause 33 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 33.1 (Hong Kong Courts), it does not prevent the Security Trustee from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

34.      COUNTERPARTS

         This Debenture may be executed in any number of counterparts, each of which shall be deemed an original and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture. Any party may enter into this Debenture by signing any such counterpart.

THIS DEBENTURE has been signed on behalf of the Security Trustee and executed as a deed by the Company and is delivered by it on the date specified above.

                                   SCHEDULE 1

                FORM OF NOTICE OF ASSIGNMENT OF INTRA-GROUP LOAN

To:   [            ]

                                                              Date: [          ]

Dear Sirs,

DEBENTURE DATED [      ] BY G.E.C. (HONG KONG) LIMITED (THE "COMPANY") AND THE
LAW DEBENTURE TRUST CORPORATION P.L.C. (THE "SECURITY TRUSTEE") (THE
"DEBENTURE")

We hereby give you notice, as attorney for and on behalf of the Company, that the Company has, pursuant to the Debenture, assigned to us as Security Trustee all their right, title and interest in and to [details of contract] (the "CONTRACT") including all moneys which may be payable in respect of the Contract.

With effect from your receipt of this notice:

1. all payments by you to the Company under or arising from the Contract should be made to us or to our order as we may specify in writing from time to time [details of the account into which sums are to be paid may be included];

2. all remedies provided for in the Contract or available at law or in equity are exercisable by us;

3. all rights to compel performance of the Contract are exercisable by us although the Company shall remain liable to perform all the obligations assumed by it under the Contract;

4. all rights, interests and benefits whatsoever accruing to or for the benefit of the Company arising from the Contract belong to us and no changes may be made to the terms of the Contract nor may the Contract be terminated without our consent; and

5. you are authorised and instructed, without requiring further approval from the Company, to provide us with such information relating to the Contract as we may from time to time request and to send us copies of all notices issued by you under the Contract to us as well as to the Company.

These instructions may not be revoked, nor may the terms of the Contract be amended, varied or waived without our prior written consent.

We confirm that pursuant to Clause 5.1 (Notices of Assignment) and Clause 20 (Power of Attorney) of the Debenture, we are empowered and authorised to deliver this Notice of Assignment for and on behalf of the Company.

This letter is governed by Hong Kong law.

Please acknowledge receipt of this notice by signing the acknowledgement on the
enclosed copy letter and returning it to us at[    ] marked for the attention of
[   ].

Yours faithfully,

..........

by THE LAW DEBENTURE TRUST CORPORATION P.L.C.
as attorney for and on behalf of
G.E.C. (HONG KONG) LIMITED

[On copy only:

To:      [THE LAW DEBENTURE TRUST CORPORATION P.L.C.] AS SECURITY TRUSTEE

We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits in and to the Contract and that we will comply with the terms of that notice.

We further confirm that:

(b) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without your prior written consent;

(c) no termination of such rights, interests or benefits shall be effective unless we have given you thirty days written notice of the proposed termination, specifying the action necessary to avoid such termination; and

(d) no breach or default on the part of the Company of any of the terms of the Contract shall be deemed to have occurred unless we have given you notice of such breach specifying how to make good such breach.

For and on behalf of [        ]

By:      .............

Dated:

                                   SCHEDULE 2

                                     PART A
                      FORM OF NOTICE OF CHARGE TO LANDLORDS

To:               [Landlord]

Date:             [       ]

Dear Sirs,

We give you notice that, by a Debenture dated [ ] (the "DEBENTURE") we charged to The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") as security trustee for the Secured Creditors referred to in the Debenture all our right, interests and benefits in, to and under the [describe Lease] dated [ ] between [ ] relating to [ ] (including all monies payable thereunder and the proceeds of all claims and judgments for breach of covenant) (the "LEASE").

We will remain liable to perform all our obligations under the Lease and the Security Trustee is under no obligation of any kind whatsoever under the Lease nor under any liability whatsoever in the event of any failure by us to perform our obligations under the Lease.

Please note that:

1. all remedies provided for under the Lease or available at law or in equity are exercisable by the Security Trustee;

2. all rights to compel performance of the Lease are exercisable by the Security Trustee; and

3. all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising under the Lease belong to the Security Trustee.

This letter is governed by and will be construed in accordance with the laws of Hong Kong. Would you acknowledge receipt of this notice by sending the enclosed acknowledgement to the Security Trustee with a copy to ourselves.

Yours faithfully

[              ]

G.E.C. (HONG KONG) LIMITED

                            ACKNOWLEDGEMENT OF CHARGE

To:               The Law Debenture Trust Corporation p.l.c.
                  as Security Trustee

Date:             [     ]

Dear Sirs

We confirm receipt from G.E.C. (Hong Kong) Limited (the "COMPANY") of a notice dated [ ] of a charge upon the terms of a Debenture dated [ ] (the "DEBENTURE") to The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") as security trustee for the Secured Creditors of all the Company's right, interest and benefit in, to and under the Lease (as specified in that notice) to which we are a party.

We confirm that we have not received notice of any assignment or charge of or over any of the rights, interests and benefits specified in such notice.

We further confirm that:

1. no amendment, waiver or release of any such rights, interests and benefits will be effective without the prior written consent of the Security Trustee;

2. no termination of such rights, interests or benefits will be effective unless we have given the Security Trustee at least 21 days' written notice of the proposed termination and specifying the action necessary to avoid such termination;

3. the Company will remain liable to perform all its obligations under the Lease and the Security Trustee is under no obligation of any kind whatsoever under the Lease nor under any liability whatsoever in the event of any failure by the Company to perform our obligations under the Lease; and

4. no breach or default on the part of the Company of any of the terms of such Lease will be deemed to have occurred unless we have given notice of such breach to the Security Trustee specifying how to make good such breach.

We unconditionally and irrevocably waive all rights of set-off, lien, combination of accounts and similar rights (however described) which we may have now or in the future to the extent that such rights relate to amounts owed to us by the Company (and the proceeds thereof) and we will send you copies of all statements, orders and notices given by us relating to such debt.

This letter is governed by and will be construed in accordance with the laws of Hong Kong.

Yours faithfully

[Landlord]

                                     PART B
                      FORM OF NOTICE OF CHARGE OVER ACCOUNT

To:  [Account Bank]

Dear Sirs,

We hereby give you notice, as attorney for and on behalf of G.E.C. (Hong Kong) Limited (the "Company"), that the Company has, pursuant to a debenture date] (the "DEBENTURE"), charged to us as Security Trustee for and on behalf of the Secured Creditors referred to therein, all their rights, title and interest in and to all sums of money which may now or in the future be held by the Company with you in any accounts at any of your branches (the "ACCOUNTS"), together with all interest from time to time earned thereon and the debts represented by such sums and interest, as well as all book and other debts owed to the Company.

We hereby irrevocably authorise and instruct you:

(a) to disclose to us without any reference to or further authority from the Company and without any enquiry by you as to the justification of such disclosure, such information relating to the Accounts and the sums therein as we may at any time and from time to time request;

(b) to hold all sums from time to time standing to the credit of the Accounts to our order;

(c) to pay or release all or any part of the sums from time to time standing to the credit of the Accounts in accordance with our written instructions at any time or times;

(d) to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Debenture, the sums standing to the credit of the Accounts from time to time or the debts represented thereby which you receive at any time from us without any reference to or further authority from the Company and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(e) to pay all monies received by you for the Accounts to (and only to) the credit of those Accounts.

Please note that the Company is not permitted to withdraw any amount from any of the Accounts without our prior written consent.

Please also note that these instructions are not to be revoked or varied without our prior written consent.

We confirm that pursuant to Clause 5.2 (Notices of Charge) and Clause 20 (Power of Attorney) of the Debenture, we are empowered and authorised to deliver this Notice of Charge for and on behalf of the Company.

This letter is governed by Hong Kong law.

Please acknowledge receipt of this notice by sending the attached acknowledgement to us with a copy to the Company.

Yours faithfully,

.. . . . . . . . . . . .
by The Law Debenture Trust Corporation p.l.c.
as attorney for and on behalf of G.E.C. (Hong Kong) Limited

                             FORM OF ACKNOWLEDGEMENT

To:      The Law Debenture Trust Corporation p.l.c.

Dear Sirs,

We confirm receipt from The Law Debenture Trust Corporation p.l.c. as attorney for and on behalf of G.E.C. (Hong Kong) Limited (the "COMPANY") of a notice dated [ ] relating to certain accounts (the "ACCOUNTS") of the Company with the Bank.

We confirm that:

(i) we accept the instructions and authorisations contained in that notice and we undertake to act in accordance with the terms of that notice;

(ii) we have not received notice of the interest of any third party in the Accounts;

(iii) we have neither claimed or exercised nor will claim or exercise any security interest, set-off, counter-claim or other rights in respect of the Accounts, the sums therein or the debts represented thereby without your prior written consent;

(iv) we shall pay all monies received by us for the account of the Company to (and only to) the credit of the Account(s) in the name of the Company unless otherwise consented to by you; and

(v) we shall not permit any amount to be withdrawn from any of the Accounts without your prior written consent.

Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Company.

This letter is governed by Hong Kong Law.

Yours faithfully,

.. . . . . . . . . .
On behalf of [Bank]

                                     PART C

                  FORM OF NOTICE OF CHARGE OVER MONETARY CLAIMS

To:      [              ]

                                                         Date: [               ]

Dear Sirs,

DEBENTURE DATED  [         ]  BY G.E.C.  (HONG KONG) LIMITED (THE "COMPANY") AND
OTHERS AND THE LAW DEBENTURE TRUST CORPORATION P.L.C. (THE "SECURITY TRUSTEE") (THE "DEBENTURE")

We hereby give you notice, as attorney for and on behalf of the Company, that the Company has, pursuant to the Debenture, charged to us as Security Trustee for and on behalf of the Secured Creditors referred to therein all their right, title and interest in and to [details of Monetary Claim] (the "MONETARY CLAIM") including all moneys which may be payable in respect of the Claim.

With effect from your receipt of this notice:

5. all payments by you to the Company under or arising from the Monetary Claim should be made to us or to our order as we may specify in writing from time to time [details of the account into which sums are to be paid may be included];

6. all remedies available at law or in equity in relation to the Monetary Claim are exercisable by us;

7. all rights to compel performance of the underlying contract in respect of the Monetary Claim (the "UNDERLYING CONTRACT") between you and the Company are exercisable by us although the Company shall remain liable to perform all the obligations assumed by it thereunder;

8. all rights, interests and benefits whatsoever accruing to or for the benefit of the Company arising from the Monetary Claim belong to us and no changes may be made to the terms of the Underlying Contract nor may the Underlying Contract be terminated without our consent; and

9. you are authorised and instructed, without requiring further approval from the Company, to provide us with such information relating to the Monetary Claim as we may from time to time request and to send copies of all notices issued by you under the Underlying Contract to us as well as to the Company.

These instructions may not be revoked, nor amended, varied or waived without our prior written consent.

We confirm that pursuant to Clause 5.2 (Notices of Charge) and Clause 20 (Power of Attorney) of the Debenture, we are empowered and authorised to deliver this Notice of Charge for and on behalf of the Company.

This letter is governed by Hong Kong law.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to us at [ ] marked for the attention of [ ].

Yours faithfully,

.......................

by THE LAW DEBENTURE TRUST CORPORATION P.L.C.
as attorney for and on behalf of
G.E.C. (Hong Kong) Limited

[On copy only:

To:      THE LAW DEBENTURE TRUST CORPORATION P.L.C. AS SECURITY TRUSTEE

We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous charges of or over any of the rights, interests and benefits in and to the Monetary Claim and that we will comply with the terms of that notice.

We further confirm that:

(i) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without your prior written consent;

(ii) no termination of such rights, interests or benefits shall be effective unless we have given you thirty days written notice of the proposed termination, specifying the action necessary to avoid such termination.

For and on behalf of [          ]

By:      .............

Dated:

                                   SCHEDULE 3

                          ADDITIONAL POWERS OF RECEIVER

1.       Take Possession

         Power to enter upon, take immediate possession of, collect and get in the Charged Property including without limitation rents and other income whether accrued before or after the date of his appointment and for that purpose to make, or to require the directors of the Company to make, calls conditionally or unconditionally upon the holders of the Company's share capital in respect of any such capital of the Company which remains uncalled and to enforce payment of calls so made and any previous unpaid calls by taking proceedings in the name of the Company or in his own name.

2.       Proceedings and Claims

         Power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with the business of the Company or all or any part of the Charged Property or this Debenture in the name of the Company or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings and in addition to take or defend proceedings for the compulsory winding-up of the Company and proceedings for directions under Section 255 of the Companies Ordinance (Cap.32) of the laws of Hong Kong.

3.       Carry on Business

         Power to carry on and manage, or concur in the carrying on and management of or to appoint a manager of, the whole or any part of the Company's business in such manner as he shall in his absolute discretion think fit including without limitation the power to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract to which the Company is a party and power to supervise, control and finance any subsidiary of the Company or any other body corporate (including without limitation any referred to in Clause 6 below) and its business and the conduct thereof and to change the situation of the registered office of the Company or any such subsidiary or other body corporate.

4.       Deal with Charged Property

         Without the need to observe the restrictions imposed by paragraph 11 of the Fourth Schedule to the Conveyancing and Property Ordinance (Cap.219), power, in relation to the Charged Property and each and every part thereof, to sell, transfer, convey, grant or accept surrenders of leases, vary, terminate or surrender leases, grant, vary or terminate licences or rights of user (in each case with or without consideration) or concur in any of the foregoing by the Company or any other receiver or manager of the Company (including without limitation to or in relation to the Security Trustee or any of the other Secured Creditors) in such manner and generally on such terms as he thinks fit including without limitation, without the consent of the Company, the severing and separate disposal from the premises to which they were affixed of fixtures and plant and machinery.

5.       Acquisitions

         Power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of the whole or any part of the Charged Property or the business of the Company or otherwise for the benefit of the whole or any part of the Charged Property.

6.       New Subsidiary

         Power to promote, procure the formation or otherwise acquire the share capital of, any body corporate with a view to such body corporate becoming a subsidiary of the Company or otherwise and purchasing, leasing or otherwise acquiring an interest in the whole or any part of the Charged Property or carrying on any business in succession to the Company or any subsidiary of the Company.

7.       Landlord and Tenant

         Power to make allowances to and re-arrangements with any lessees, tenants or other persons from whom any rents and profits may be receivable (including granting any licences and operating any rent reviews) and to exercise any powers and discretions conferred on a landlord or a tenant by any statutory provision or by general law from time to time in force in relation to all or any part of the Charged Property.

8.       Repairs etc

         Power to undertake, effect or complete any work of repair, refurbishment, decoration, modification, building, improvement or development of all or any part of the Charged Property as he may think expedient and to apply for and obtain any planning permissions, building regulation approvals and any other permissions, consents or licences in each case as he may in his absolute discretion think fit and to acquire (or acquire an interest in) any such property as he may think expedient.

9.       Insurance

         Power to effect, maintain or renew indemnity and other insurances and to obtain bonds and performance guarantees.

10.      Employment

         Power to employ, engage, dismiss or vary the terms of employment or engagement of such employees, workmen, servants, officers, managers, agents and advisers on such terms as to remuneration and otherwise as he shall think fit including without limitation power to engage his own firm in the conduct of the receivership.

11.      Borrowing

         Power to raise or borrow money from any of the Secured Creditors or any other person and with or without a mortgage or charge on the Charged Property or any part of it on such terms as he shall in his absolute discretion think fit (and no person lending such money shall be concerned to see or enquire as to the propriety or purpose of the exercise of such power or the application of money so raised or borrowed).

12.      Redemption of Security

         Power to redeem, discharge or compromise any security whether or not having priority to the security constituted by this Debenture or any part of it.

13.      Covenants, Guarantees and Indemnities

         Power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal of the Company.

14.      Exercise of Powers in Company's Name

         Power to exercise any or all of the above powers on behalf of and in the name of the Company (notwithstanding any winding-up or dissolution of the Company) or on his own behalf.

                                   SCHEDULE 4

                                DETAILS OF SHARES

                                                                           Description and Number of
                                                                           Shares Held by the Chargor
Name of Company                         Issued Share Capital               or its nominees
Ilminster Enterprises Limited           HK$10,000                          10,000  ordinary  shares of
                                                                           HK$1 each

THE COMPANY

SIGNED, SEALED AND DELIVERED                  )
By       T.C.R SHEPHERD                       )     T.C.R. SHEPHERD
as lawful attorney for and in the name of     )                         [ L.S ]
G.E.C. (HONG KONG) LIMITED                    )
in the presence of:                           )

Signature of witness:       S.J. KNIGHT
Name of witness:            S.J. KNIGHT
Address:                    ALLEN & OVERY
                            ONE NEW CHANGE
                            LONDON EX4M 9QQ
Occupation:                 TRAINEE SOLICITOR

THE SECURITY TRUSTEE

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

By:               R.D. RANCE

Address:          THE LAW DEBENTURE TRUST COPROPRATION P.L.C.

                  FIFTH FLOOR, 100 WOOD STREET, LONDON EC2V 7EX

Fax:

Attention:        MANAGER, TRUST ADMINISTRATION

Witnessed by:     JOANNE BLAKE